Exhibit 10.36

CHANGE IN CONTROL AGREEMENT

This Change in Control Agreement (the "Agreement") between Phillip G. Creek (the "Employee"), and M/I Homes, Inc. (the "Company"), is effective March 8, 2004 (the "Effective Date").

WHEREAS , the Employee currently is employed by the Company, and serves as the Company’s Senior Vice President, Chief Financial Officer and Treasurer and the Employee is willing to continue to serve in such capacity for the Company; and

WHEREAS , the Company desires to provide additional payments and benefits to the Employee, but only in the event of a Change in Control of the Company and a termination of the Employee’s employment as hereinafter provided;

NOW, THEREFORE
, in consideration of the mutual promises and agreements hereinafter set forth, the Company and the Employee agree as follows:

1.00  DEFINITIONS

When used in this Agreement, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Agreement. When applying these definitions, the form of any term or word will include any of its other forms and the word "including" will mean "including, without limitation."

1.01    Board . The board of directors of the Company.

1.02  Cause. [1]  Any act of fraud, intentional misrepresentation, embezzlement or misappropriation or conversion of the assets or business opportunities of the Company by the Employee, [2]  conviction of the Employee of a felony, or [3]  the Employee’s [a]  willful refusal to substantially perform assigned duties (other than any refusal resulting from incapacity due to physical or mental illness, including Disability), [b]  willful engagement in gross misconduct materially injurious to the Company or [c]  breach of any material term of this Agreement. However, Cause will not arise [a]  solely because the Employee is absent from active employment during periods of vacation, consistent with the Company’s applicable vacation policy, or other period of absence initiated by the Employee and approved by the Company or [b]  due to any event that constitutes Good Reason.

1.03  Change in Control. [1] The acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), other than Irving E. Schottenstein or any of his immediate family members or lineal descendants, any heir of any of the foregoing, any trust for the benefit of any of the foregoing, any private charitable foundation or any partnership, limited liability company or corporation owned or controlled by some or all of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25 percent or more of the outstanding voting capital stock of the Company, or [2] the failure of the directors of the Company on the date hereof (the "Current Board"), or such directors who are elected or recommended or endorsed for election to the board of directors of the Company by a majority of the Current Board or their successors so elected, recommended or endorsed, to constitute a majority of the board of directors of the Company.

1.04  Code. The Internal Revenue Code of 1986, as amended, or any successor statute.

1.05  Common Shares. The Company’s common shares, $.01 par value per share, or any security issued in substitution, exchange or in place of the Company’s common shares.

1.06  Company . M/I Homes, Inc. or any successor to its business or assets.

1.07  Date of Termination. The date specified in a Notice of Termination. However, if either Party utilizes the procedures described in Section 4.00 to dispute the basis on which the Employee’s employment is being terminated, the Date of Termination will be established by the adjudicator acting under Section 4.01 but will never be later than the last day of the Employee’s active employment as an employee of the Company.

1.08  Disability. A disability as defined in Code §22(e)(3).
1.09  Effective Period. Except as otherwise provided in this Agreement, the 24 consecutive calendar months beginning after a Change in Control occurring during the Term, even if that period extends beyond the Term.

1.10  Exchange Act. The Securities Exchange Act of 1934, as amended, or any successor statute.

1.11  Good Reason. The occurrence of any of the following events during the Effective Period to which the Employee has not consented in writing:
[1]  Any breach of this Agreement of any nature whatsoever by or on behalf of the Company;
[2]  A reduction in the Employee’s title, duties or responsibilities, as compared to either [a]  the Employee’s title, duties or responsibilities immediately before the Change in Control or [b]  any enhanced or increased title, duties or responsibilities assigned to the Employee after the Change in Control;
[3]  The permanent assignment to the Employee of duties that are inconsistent with [a]  the Employee’s office immediately before the Change in Control, or [b]  any more senior office to which the Employee is promoted after the Change in Control;
[4]  The Company [a] reduces the Employee’s base salary, or [b] reduces the annual cash bonus that the Employee is eligible to receive or changes the manner in which such annual cash bonus is calculated;
[5]  A requirement that the Employee relocate to a principal office or worksite (or accept indefinite assignment) to a location more than 30 miles from [a]  the principal office or worksite to which the Employee was assigned immediately before the Change in Control, or [b]  any location to which the Employee agreed, in writing, to be assigned after the Change in Control; or
[6]  The Company attempts to amend or terminate this Agreement without regard to the procedures described in Section 3.01.

1.12  Notice of Payment. The written notice by which the Company apprises the Employee of [1]  the amount of any payment due under this Agreement, [2]  the reason that amount is payable and [3]  the basis on which that payment was calculated.

1.13  Notice of Termination. A written notice that describes in reasonable detail the facts and circumstances claimed to provide a basis for Termination.

1.14  Parties. The Company and the Employee.

1.15  Term. Initially, the period beginning on the Effective Date and ending midnight, March 7, 2009, (the "Termination Date"). Subject to Section 3.02, the Term will automatically be extended for successive one-year periods beginning on the Termination Date and anniversaries of each Termination Date.

1.16  Termination. Termination of the employee-employer relationship between the Employee and the Company (or any subsidiary or affiliate of the Company) for any reason, whether or not the Employee subsequently becomes a consultant or adviser to the Company or serves as a member of the Board.

2.00  CHANGE IN CONTROL PAYMENTS

2.01  Calculation of Change in Control Payments. If a Change in Control occurs and, either [1] during the Effective Period or within six (6) months prior to a Change in Control, the Company provides the Employee with a Notice of Termination stating that it is Terminating the Employee’s employment without Cause, or [2] during the Effective Period, the Employee provides the Company with a Notice of Termination stating that the Employee is Terminating his employment for Good Reason, then the Company will:
[a]  Continue to pay the Employee’s compensation and other benefits through the Date of Termination and also will pay the Employee the value of any unused vacation days determined under the Company’s personnel policy. The amounts attributable to unused vacation will be paid no later than 30 days after the Employee’s Date of Termination (or, in the case in which employment is Terminated within six (6) months prior to the Change in Control, within thirty (30) days after the Change in Control).
[b]  Reimburse the Employee for the cost of continued participation in all programs subject to the benefit provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for the period beginning on the Employee’s Date of Termination and ending on the earlier of [i]  the date the Employee acquires replacement coverage or [ii]  the maximum coverage period prescribed by COBRA. These amounts will be reimbursed on the date the required premium is due (or, in the case in which employment is Terminated within six (6) months prior to the Change in Control, any premiums due between the Date of Termination and the Change in Control, unless otherwise paid by the Company, will be reimbursed to the Employee in a single lump sum within five (5) days of the Change in Control).
[c]  Pay the Employee a lump sum equal to the amount described in this subsection. This payment will be made no more than 60 days after the Employee’s Date of Termination (or, in the case in which employment is Terminated within six (6) months prior to the Change in Control, within sixty (60) days after the Change in Control). The amount payable under this subsection will be the sum of:
[i]  200 percent of the average of the Employee’s base salary during the three (3) calendar years immediately preceding the Employee’s Date of Termination; plus
[ii]  200 percent of the average annualized cash bonus earned by the Employee during the three (3) fiscal years of the Company immediately preceding the Employee’s Date of Termination.
[d]  Provide a ny other benefits (including change in control benefits) to which the Employee is entitled under any other plan, program or agreement with the Company.
[e]  If appropriate, pay the additional amount described in Section 2.02.

2.02  Effect of Code §280G. If the sum of the payments described in Section 2.01 constitute "excess parachute payments" as defined in Code §280G(b)(1), the Company will either:
[1]  Reimburse the Employee for the amount of any excise tax due under Code §4999, if this procedure provides the Employee with an after-tax amount that is larger than the after-tax amount produced under Section 2.02[2]; or
[2]  Reduce the Employee’s benefits under this Agreement so that the Employee’s total "parachute payment" as defined in Code §280G(b)(2)(A) under this and all other agreements will be $1.00 less than the amount that would be an "excess parachute payment" if this procedure provides the Employee with an after-tax amount that is larger than the after-tax amount produced under Section 2.02[1].
If Section 2.02[2] applies, within 10 days of the Date of Termination (or, in the case in which employment is Terminated within six (6) months prior to the Change in Control, within ten (10) days after the Change in Control), the Company will apprise the Employee of the amount of the reduction ("Notice of Reduction"). Within 10 days of receiving that information, the Employee may specify how (and against which benefit or payment source) the reduction is to be applied ("Notice of Allocation"). The Company will be required to implement these directions within 10 days of receiving the Notice of Allocation. If, the Company has not received a Notice of Allocation from the Employee within 10 days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement Section 2.02[2], the Company will apply Section 2.02[2] proportionately based on the amounts otherwise payable under Section 2.01 or, if a Notice of Allocation has been returned that does not sufficiently implement Section 2.02[2], on the basis of the reductions specified in the Notice of Allocation.

2.03  Conditions Affecting Payments.
[1]  Except as expressly provided in this Agreement, the Employee’s right to receive the payments described in this Agreement will not decrease the amount of, or otherwise adversely affect, any other benefits payable to the Employee under any other plan, agreement or arrangement between the Employee and the Company.
[2]  The Employee is not required to mitigate the amount of any payment described in this Agreement by seeking other employment or otherwise, nor, except as provided in Section  2.02[2], will the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefits the Employee earns, or is entitled to receive, in any capacity after Termination or by reason of the Employee’s receipt of or right to receive any retirement or other benefits attributable to employment with the Company on or after Termination.
[3]  However, the amount of any payment made under this Agreement will be reduced by amounts the Company is required to withhold in payment (or in anticipation of payment) of any income, wage or employment taxes imposed on the payment.

3.00  AMENDMENT AND TERMINATION

3.01  Amendment. This Agreement may be amended at any time by a written agreement executed by each of the Parties.

3.02  Termination. This Agreement will terminate on the earliest of the following to occur:
[1]  The Employee’s employment with the Company is Terminated more than six (6) months before a Change in Control;
[2]  The Parties mutually agree, in writing, to terminate this Agreement, whether or not it is replaced with a similar agreement; or
[3]  All payments due under this Agreement have been fully paid.

4.00  DISPUTE RESOLUTION
4.01  Arbitration Any [1]  disagreement concerning the calculation of any payment due under this Agreement, [2]  breach of any term of this Agreement or [3]  other dispute or controversy arising out of or relating to this Agreement, including the basis on which the Employee is Terminated, will be resolved by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator will be final, conclusive and nonappealable and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitrator must be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by the Company and the Employee. If the Employee and the Company fail to agree on an arbitrator, each must designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and these persons will select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. Any arbitration relating to this Agreement will be held in the city in which the Employee’s last principal place of employment with the Company before the Employee’s Date of Termination is or was located or another place the Parties mutually select immediately before the arbitration.

4.02  Costs. The Company will bear all reasonable costs associated with any dispute arising under this Agreement, including reasonable accounting and legal fees incurred by the Employee through any proceeding described in Section 4.01.

4.03  Payment During Dispute Resolution Period. If otherwise due, the Company may not defer payment of any amount that is not being contested under Section 4.01.

5.00  MISCELLANEOUS

5.01  Assignment. Except as otherwise provided in this Section 5.01, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by the Employee, and shall be assignable by the Company only to any corporation or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation or entity or any corporation or entity to which the Company may sell all or substantially all of its assets, and this Agreement must be so assigned by the Company to, and accepted as binding by such other corporation or entity in connection with any such reorganization, merger, consolidation or sale.

5.02  Notices. All notices and other communications provided for in this Agreement must be written and will be deemed to have been given when deposited with a reputable overnight delivery service or in United States registered mail, return receipt requested, postage prepaid, to the Parties at the following addresses or at such other address as a Party may specify by notice to the other:
To the Company:
      M/I Homes, Inc.
      3 Easton Oval
      Columbus, Ohio 43219
      Attn: General Counsel

To the Employee:
Phillip G. Creek
6961 Lake Trail Drive
Westerville, Ohio 43082

5.03  Complete Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either Party that are not set forth expressly in this Agreement.

5.04  Applicable Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws (but not the law of conflicts of laws) of the State of Ohio.

5.05  Validity. The invalidity or unenforceability of any provisions of this Agreement will not affect the validity or enforceability of any other provisions of this Agreement, which will remain in full force and effect.

IN WITNESS WHEREOF , the Parties hereto have executed this Agreement to be effective as of the date and year first above written.
M/I HOMES, INC.
                        By:____________________________________
                        Title:__________________________________

EMPLOYEE
                        _______________________________________
  Phillip G. Creek